                                             Registration No. 33-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

             -----------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

             ------------------------------------------------------

                                   HPSC, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                           04-2560004
- -------------------------------                        --------------------
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                         Identification No.)
                                 60 State Street
                             Boston, MA  02109-1803
              -----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                           HPSC, INC. 1994 STOCK PLAN
                           --------------------------
                            (Full Title of the Plan)

                    Rene Lefebvre, Vice President of Finance
                                   HPSC, Inc.
                                 60 State Street
                             Boston, MA  02109-1803
             ------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (617) 720-3600
             ------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                                    -------

                            Andrea M. Teichman, Esq.
                    Hill & Barlow, a Professional Corporation
                             One International Place
                           Boston, Massachusetts 02110
                                 (617) 428-3540

                         CALCULATION OF REGISTRATION FEE


- ---------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------
      Title of      Amount to be     Proposed          Proposed      Amount of
   Securities to     Registered      Maximum            Maximum     Registration
   be Registered                  Offering Price       Aggregate        Fee
                                    Per Share*         Offering
                                                         Price*
- ---------------------------------------------------------------------------------
       Common          200,000    $ 4.50               $ 900,000      $ 310.34
        Stock
     ($.01 par
       value)
- ---------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------

* Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457 upon the basis of the average of the high and low prices of the registrant's Common Stock as reported in the consolidated reporting system of the NASDAQ National Market System on June 1, 1995.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed below are incorporated by reference herein: (a) the Annual Report on Form 10-K of HPSC, Inc. (the "Company") for the year ended December 31, 1994; (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995; and (c) the description of the Company's capital stock contained in its Registration Statement under Section 12(g) of the Securities Exchange Act of 1934 on Form S-1, filed on April 27, 1983, including any amendment or report filed for the purpose of updating such description. All reports and other documents filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such report or document.

     Item 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

     Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters relating to the shares of Common Stock, $.01 par value, of the Company to be issued pursuant to the HPSC, Inc. 1994 Stock Plan have been passed upon for the Company by Hill & Barlow, a Professional Corporation, One International Place, Boston, Massachusetts 02110. Dennis W. Townley, a member of that firm, is the Secretary of the Company.

     The financial statements incorporated in this registration statement by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1994 have been so incorporated in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides for indemnification of officers and directors subject to certain limitations. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal actions or proceedings, if he had no reasonable cause to believe his conduct was unlawful. The Company's By-laws provide that it shall indemnify its officers, directors, employees and agents to the extent permitted by law.

     The Company maintains insurance under which the insurers will reimburse the Company for amounts which it has paid to its directors, officers and certain other employees by way of indemnification for claims against such persons in their official capacities. The insurance also covers such persons as to amounts paid by them as a result of claims against them in their official capacities which are not reimbursed by the Company. The insurance is subject to certain limitations and exclusions.

     Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     Item 8.  EXHIBITS.

     See Exhibit Index.

     Item 9.  UNDERTAKINGS.

     A.  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

          (3) To remove from registration by means of a post-effective registration amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that its meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on May 11, 1995.

                                   HPSC, INC.


                                   By:/s/ John W. Everets
                                      -------------------------
                                        John W. Everets
                                        Chairman of the Board,
                                        Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints John W. Everets and Rene Lefebvre and each of them singly as his lawful attorneys with full power to them and each of them singly to sign for him in his name in the capacity indicated below this registration statement on Form S-8 (and any and all amendments thereto), hereby ratifying and confirming his signature as it may be signed by his said attorneys to this registration statement (and any and all amendments hereto).

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


     Signature                Title                             Date
     ---------                -----                             ----

/s/ John W. Everets           Chairman of the Board             May 11, 1995
- ------------------------      of Directors and Chief
John W. Everets               Executive Officer
                              (principal executive officer)

/s/ Raymond R. Doherty        President, Chief Operating        May 11, 1995
- ------------------------      Officer and Director
Raymond R. Doherty

/s/ Rene Lefebvre             Vice President of Finance,        May 11, 1995
- ------------------------      Chief Financial Officer,
Rene Lefebvre                 Treasurer and Assistant
                              Secretary
                              (principal financial officer)


/s/ Dennis McMahon            Vice President of                 May 11, 1995
- ------------------------      Administration
Dennis McMahon                (principal accounting officer)


/s/ Joseph A. Biernat         Director                          May 11, 1995
- ------------------------
Joseph A. Biernat


/s/ J. Kermit Birchfield      Director                          May 11, 1995
- ------------------------
J. Kermit Birchfield

/s/ Louis J.P. Calisti        Senior Vice President and        May 11, 1995
- ------------------------      Director
Louis J.P. Calisti

/s/ Dollie A. Cole            Director                         May 11, 1995
- ------------------------
Dollie A. Cole


/s/ Samuel P. Cooley          Director                         May 11, 1995
- ------------------------
Samuel P. Cooley


/s/ Thomas M. McDougal        Director                         May 11, 1995
- ------------------------
Thomas M. McDougal

                                  EXHIBIT INDEX

     Certain of the following exhibits (those marked with an asterisk) are filed herewith. The remainder of the exhibits have heretofore been filed with the Commission and are incorporated herein by reference. Inapplicable items have been omitted.


Exhibit                      Title
- -------                      -----

4.1* Restated Certificate of Incorporation of the Company as amended to date.

4.2*           Amended and Restated By-laws of the Company.

5*             Opinion of Hill & Barlow, a Professional Corporation.

24.1*          Consent of Hill & Barlow, a Professional Corporation (included in
               Exhibit 5).

24.2*          Consent of Coopers & Lybrand, L.L.P.

25*            Power of Attorney (included above).

99             HPSC, Inc. 1994 Stock Plan (incorporated by reference to
               Exhibit 10.4 to the Company's Quarterly Report on
               Form 10-Q for the quarter ended June 25, 1994).


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